UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2008

KAISER GROUP HOLDINGS, INC.

(Successor issuer to Kaiser Group International, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	File No. 1-12248	54-2014870
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9300 Lee Highway Fairfax, Virginia	22031-1207
(Address of principal executive offices)	(Zip Code)

(703) 934-3413

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Kaiser Group Holdings, Inc. (the “Company”) today filed a Form 15 with the Securities and Exchange Commission (“SEC”) to voluntarily terminate the registration  of its common stock, par value $0.01 per share (the “Common Stock”) and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company is eligible to deregister because there are fewer than 300 holders of record of the Common Stock.

The Company’s decision to deregister the Common Stock was made after careful consideration of the advantages and disadvantages of continuing registration, with particular regards to its assessment of potential acquisition and strategic opportunities, and the rising costs to the Company and demands on management’s time from compliance with the reporting obligations of the Exchange Act.  Although the Company does not presently have any specific potential acquisition targets or strategic transactions identified, the Company’s Board of Directors believes that, as a private, non-reporting company, the Company may have more flexibility in pursuing potential acquisition and strategic opportunities.  The Company’s Board of Directors also believes that the anticipated accounting, legal and administrative savings from deregistration, both in terms of cost and management time, substantially outweigh any benefits of continued registration and are in the best interests of both the Company and the holders of Common Stock.  The Board of Directors believes that this assessment is reinforced by consideration of the Company’s size and the thinly-traded nature of the Common Stock.

The Company expects that deregistration will become effective 90 days after filing of the Form 15.  Upon filing the Form 15, the Company’s obligation to file reports under Sections 13(a) and 15(d) of the Exchange Act, including annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, was automatically suspended.  Upon effectiveness of deregistration, future reports will not be available through the SEC’s EDGAR system.  Following deregistration, however, the Company currently intends to continue to hold annual meetings and continue to report to stockholders in accordance with Delaware law.  The Company also intends to voluntarily make financial and other information available periodically to its stockholders via its website, www.kaisergroup.com.

The Common Stock is currently quoted on the Pink Sheets (symbol KGHI). The Pink Sheets is a centralized quotation service that collects and publishes market maker quotes in real time, primarily through its website, www.pinksheets.com.  The Company anticipates, but cannot guarantee, that quotation of the Common Stock will continue through the Pink Sheets.  The Company cannot predict whether a market for the Common Stock will thereafter continue to exist.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaiser Group Holdings, Inc.
(Registrant)

/s/ Douglas W. McMinn
Date: February 28, 2008	Name:	Douglas W. McMinn
	Title:	President and Chief Executive Officer